Supplement Dated May 7, 2015 to your Prospectus Dated May 1, 2015

The date of your prospectus and statement of additional information at the bottom of the first page of your prospectus is updated to:

Date of Prospectus:  May 1, 2015

Date of Statement of Additional Information:  May 1, 2015

The last paragraph in “Additional Payments” in the section entitled “Other Information” is deleted and replaced with the following:

For the fiscal year ended December 31, 2014, Additional Payments did not in the aggregate exceed approximately $347,000 (including corporate-sponsoring related perquisites) or approximately 0.40% based on average assets.

This Supplement Should Be Retained For Future Reference.

HV-7614